Rubrik Reports Fourth Quarter and Fiscal Year 2026 Financial Results
•Results exceeded all guided metrics
•Fourth quarter subscription ARR grew 34% year-over-year to $1.46 billion
•Fourth quarter revenue grew 46% year-over-year to $377.7 million
•2,805 customers with $100K or more in subscription ARR, up 25% year-over-year
Palo Alto, California, March 12, 2026 – Rubrik, Inc. (NYSE: RBRK), the Security and AI Operations company, today announced financial results for the fourth quarter and fiscal year 2026, ended January 31, 2026.
"The acceleration in net new subscription ARR growth in Q4 at our scale demonstrates that Rubrik is an increasingly critical platform for the AI era. We are moving beyond traditional data security to 'mission control' for the AI enterprise—delivering risk and recovery critical to safely scale AI transformations,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “We concluded fiscal 2026 with an exceptionally strong performance, highlighted by a record $115 million in net new subscription ARR and significant free cash flow. We look forward to continuing to execute in our large and growing market opportunity in fiscal 2027 and beyond.”
Fourth Quarter Fiscal 2026 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 34% year-over-year, growing to $1.46 billion as of January 31, 2026.
•Revenue: Subscription revenue was $364.9 million, a 50% increase compared to $243.7 million in the fourth quarter of fiscal 2025. Total revenue was $377.7 million, a 46% increase compared to $258.1 million in the fourth quarter of fiscal 2025. This includes $18.0 million in revenue from material rights. Revenue excluding material rights increased 43% year-over-year in the fourth quarter of fiscal 2026.
•Gross Margin: GAAP gross margin was 81.5%, compared to 77.4% in the fourth quarter of fiscal 2025. This includes $4.4 million in stock-based compensation expense, compared to $5.1 million in the fourth quarter of fiscal 2025. Non-GAAP gross margin was 83.7%, compared to 79.7% in the fourth quarter of fiscal 2025.
•Subscription ARR Contribution Margin: Subscription ARR contribution margin was 11.6% compared to 2.1% in the fourth quarter of fiscal 2025, reflecting the strong net new subscription ARR in the quarter and an improvement in operating leverage in the business.
•Net Loss per Share: GAAP net loss per share was $(0.43), compared to $(0.61) in the fourth quarter of fiscal 2025. GAAP net loss includes $84.9 million in stock-based compensation expense, compared to $86.0 million in the fourth quarter of fiscal 2025. Non-GAAP net income per share, diluted, was $0.04, compared to non-GAAP net loss per share, diluted, of $(0.18) in the fourth quarter of fiscal 2025.
•Cash Flow from Operations: Cash flow from operations was $93.0 million, compared to $83.6 million in the fourth quarter of fiscal 2025. Free cash flow was $70.1 million, compared to $75.2 million in the fourth quarter of fiscal 2025.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents, and short-term investments were $1.68 billion as of January 31, 2026.
Fiscal 2026 Financial Highlights
•Revenue: Subscription revenue was $1.26 billion, a 53% increase, compared to $828.7 million in fiscal 2025. Total revenue was $1.32 billion, a 48% increase, compared to $886.5 million in fiscal 2025.
•Gross Margin: GAAP gross margin was 80.1%, compared to 70.0% in fiscal 2025. This includes $18.9 million in stock-based compensation expense, compared to $67.0 million in fiscal 2025. Non-GAAP gross margin was 82.3%, compared to 78.0% in fiscal 2025.
•Net Loss per Share: GAAP net loss per share was $(1.78), compared to $(7.48) in fiscal 2025. GAAP net loss includes $329.4 million in stock-based compensation expense, compared to $913.9 million in fiscal 2025. Non-GAAP net loss per share was $(0.01), compared to $(1.57) in fiscal 2025.

•Cash Flow from Operations: Cash flow from operations was $282.9 million, compared to $48.2 million in fiscal 2025. Free cash flow was $237.8 million, compared to $21.6 million in fiscal 2025.
Recent Business Highlights
•As of January 31, 2026, Rubrik had 2,805 customers with Subscription ARR of $100,000 or more, up 25% year-over-year.
•Announced the promotion of Jesse Green to Chief Revenue Officer. Mr. Green, who successfully served as President, Rubrik Americas, will now lead Rubrik’s global revenue organization and continue to scale and accelerate our rapid growth and industry leadership.
•Announced the general availability of Rubrik Agent Cloud or RAC to manage risk and accelerate Enterprise AI Agent adoption. RAC now integrates with Amazon Bedrock AgentCore and Microsoft Copilot Studio for unified visibility, governance, and surgical rollback across agents.
•Introduced Rubrik Security Cloud Sovereign, designed to enable customers to retain control over their data's location and access in response to evolving regulatory landscapes.
•Announced Intelligent Business Recovery for Microsoft 365, offering automated, business-aware recovery for critical users and data across Exchange, OneDrive, SharePoint, and Teams. This new solution intelligently defines the recovery scope for rapid business restoration and reduced downtime.
•Announced Rubrik DevOps Protection to protect Azure DevOps and GitHub repositories and pipelines with a single, policy-driven SLA engine.
•Entered into a multi‑year technology partnership with McLaren Racing, in which Rubrik became an Official Partner of the McLaren Mastercard Formula 1 Team and the Arrow McLaren IndyCar Team. Rubrik’s technology portfolio will help secure McLaren Racing’s data to power critical technical development processes and operations.
•Introduced Rubrik CXO Visionaries, a community designed for C-level IT and security leaders focused on cyber resilience. Rubrik CXO Visionaries offers global executives peer insights, strategic influence, and brand amplification within a trusted network.

First Quarter and Fiscal Year 2027 Outlook
Rubrik is providing the following guidance for the first quarter of fiscal year 2027 and the full fiscal year 2027:
•First Quarter Fiscal 2027 Outlook:
▪Revenue of $365 million to $367 million.
▪Non-GAAP subscription ARR contribution margin of 10% - 11%.
▪Non-GAAP net loss per share of $(0.04) to $(0.02).
▪Weighted-average shares outstanding of approximately 204 million.
•Full Year 2027 Outlook:
▪Subscription ARR between $1,829 million and $1,839 million.
▪Revenue of $1,597 million to $1,607 million.
▪Non-GAAP subscription ARR contribution margin of approximately 13%.
▪Non-GAAP net income per share of $0.07 to $0.27.
▪Weighted-average shares outstanding of approximately 232 million.
▪Free cash flow of $265 million to $275 million.

Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Conference Call Information
Rubrik will host a conference call to discuss results for the fourth quarter and full fiscal year 2026, as well as its financial outlook for the first quarter and full fiscal year 2027 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the first quarter of fiscal year 2027 and full fiscal year 2027, changes to Rubrik’s global revenue organization and the impact on continued growth, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to effectively manage the leadership transition in its global revenue organization, Rubrik’s ability to expand internationally, its ability to utilize AI successfully in its current and future products, Rubrik’s ability to successfully integrate acquisitions into its business and operations, and international conflict, global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow and Free Cash Flow Margin. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash provided by (used in) operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period. Free cash flow margin is calculated as free cash flow divided by total revenue.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation included in amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Non-GAAP Gross Profit, Non-GAAP Operating Income (Loss), and Non-GAAP Net Income (Loss). Rubrik defines non-GAAP gross profit, non-GAAP operating income (loss), and non-GAAP net income (loss) as the respective GAAP measure, excluding, as applicable, the effect of amortization of acquired intangibles, stock-based compensation expense, stock-based compensation included in amortization of capitalized internal-use software, amortization of debt issuance costs, other non-recurring items, and the related income tax effect of these adjustments.

Non-GAAP Gross Margin. Rubrik defines non-GAAP gross margin as non-GAAP gross profit as a percentage of total revenue.
Non-GAAP Net Income (Loss) Per Share, Basic and Diluted. Rubrik defines non-GAAP net income (loss) per share, basic as non-GAAP net income (loss) divided by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share, diluted is defined as non-GAAP net income divided by the non-GAAP weighted-average number of diluted shares outstanding, which includes (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, restricted stocks, employee stock purchase rights under our 2024 Employee Stock Purchase Plan), and (b) the potential dilutive effect of the shares issuable upon conversion of our convertible senior notes using the if-converted method.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.
Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscriptions as of the measurement date, based on our customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Subscriptions include offerings for our RSC platform and related data security SaaS solutions, term-based licenses for our RSC-Private platform and related products, prior sales of CDM sold as a subscription term-based license with associated support and related SaaS products, and standalone sales of our SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring. Net new Subscription ARR refers to the difference between Subscription ARR in the reported period and Subscription ARR in the prior quarter, and captures new logos and expansions, offset by contraction and attrition since the prior quarter.
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of our active cloud-based subscriptions as of the measurement date, based on our customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Our cloud-based subscriptions include RSC and RSC-Government (excluding RSC-Private). Cloud ARR also includes SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring, which are sold standalone or with prior sales of term-based license offerings of CDM.
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.
About Rubrik
Rubrik (NYSE: RBRK), the Security and AI Operations Company, leads at the intersection of data protection, cyber resilience, and enterprise AI acceleration. Rubrik Security Cloud delivers complete cyber resilience by securing, monitoring, and recovering data, identities, and workloads across clouds. Rubrik Agent Cloud accelerates trusted AI agent deployments at scale by monitoring and auditing agentic actions, enforcing real-time guardrails, fine-tuning for accuracy and undoing agentic mistakes.

Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com

Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Revenue
Subscription	$364,919	$243,719	$1,263,927	$828,740
Other	12,765	14,381	52,264	57,804
Total revenue	377,684	258,100	1,316,191	886,544

Cost of revenue
Subscription	61,963	49,030	229,741	215,036
Other	7,735	9,425	32,136	50,712
Total cost of revenue	69,698	58,455	261,877	265,748

Gross profit	307,986	199,645	1,054,314	620,796
Operating expenses
Research and development	102,179	79,958	373,682	531,615
Sales and marketing	223,890	161,355	769,019	867,518
General and administrative	64,296	74,447	257,029	355,695
Total operating expenses	390,365	315,760	1,399,730	1,754,828

Loss from operations	(82,379)	(116,115)	(345,416)	(1,134,032)
Interest income	15,677	7,665	52,157	25,353
Interest expense	(1,093)	(10,074)	(17,227)	(41,253)
Loss on debt extinguishment	—	—	(6,653)	—
Other income (expense), net	(2,819)	4,886	(9,334)	1,480
Loss before income taxes	(70,614)	(113,638)	(326,473)	(1,148,452)
Income tax expense	16,352	1,251	22,355	6,368
Net loss	$(86,966)	$(114,889)	$(348,828)	$(1,154,820)
Net loss per share, basic and diluted	$(0.43)	$(0.61)	$(1.78)	$(7.48)
Weighted-average shares used in computing net loss per share, basic and diluted	200,820	188,048	196,468	154,294

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	January 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$380,196	$186,331
Short-term investments	1,295,579	518,813
Accounts receivable, net of allowances	256,773	177,627
Deferred commissions	110,651	91,919
Prepaid expenses and other current assets	180,365	102,951
Total current assets	2,223,564	1,077,641
Property and equipment, net	83,830	53,194
Deferred commissions, noncurrent	157,592	132,465
Goodwill	199,606	100,343
Other assets, noncurrent	101,944	59,331
Total assets	$2,766,536	$1,422,974
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$15,329	$10,439
Accrued expenses and other current liabilities	229,976	162,602
Deferred revenue	1,068,754	777,135
Total current liabilities	1,314,059	950,176
Deferred revenue, noncurrent	776,547	642,370
Other liabilities, noncurrent	64,771	61,821
Convertible senior notes, net	1,130,721	—
Debt, noncurrent	—	322,341
Total liabilities	3,286,098	1,976,708

Stockholders’ deficit
Preferred stock	—	—
Class A common stock	4	3
Class B common stock	1	2
Additional paid-in capital	2,662,861	2,291,829
Accumulated other comprehensive income (loss)	3,733	(8,235)
Accumulated deficit	(3,186,161)	(2,837,333)
Total stockholders’ deficit	(519,562)	(553,734)
Total liabilities and stockholders’ deficit	$2,766,536	$1,422,974

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended January 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(348,828)	$(1,154,820)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,115	28,868
Stock-based compensation	329,374	913,913
Amortization of deferred commissions	109,951	90,303
Non-cash interest	—	34,256
Loss on debt extinguishment	6,653	—
Deferred income taxes	4,008	1,241
Other	(3,542)	(7,249)
Changes in operating assets and liabilities:
Accounts receivable	(79,786)	(44,255)
Deferred commissions	(153,810)	(128,816)
Prepaid expenses and other assets	(111,727)	(48,818)
Accounts payable	4,479	4,479
Accrued expenses and other liabilities	63,225	45,882
Deferred revenue	425,796	313,244
Net cash provided by operating activities	282,908	48,228
Cash flows from investing activities:
Purchases of property and equipment	(29,631)	(16,885)
Capitalized internal-use software	(15,437)	(9,714)
Purchases of investments	(1,471,916)	(797,084)
Sale of investments	—	32,977
Maturities of investments	708,154	407,264
Payments for business combinations, net of cash acquired	(21,259)	—
Net cash used in investing activities	(830,089)	(383,442)
Cash flows from financing activities:
Proceeds from initial public offering and underwriters' exercise of over-allotment option, net of underwriting discounts and commissions	—	815,209
Taxes paid related to net share settlement of equity awards	(6,339)	(432,512)
Proceeds from exercise of stock options	4,078	8,515
Proceeds from issuance of common stock under employee stock purchase plan	28,986	11,064
Payments for deferred offering costs, net	—	(3,545)
Proceeds from issuance of convertible senior notes, net of discount	1,129,875	—
Repayment of debt and related costs	(329,646)	—
Payments for debt issuance and discount costs	(1,903)	(708)
Purchase of capped calls related to convertible senior notes	(88,550)	—
Net cash provided by financing activities	736,501	398,023
Effect of exchange rate on cash, cash equivalents, and restricted cash	9,826	(6,274)
Net increase in cash, cash equivalents, and restricted cash	199,146	56,535
Cash, cash equivalents, and restricted cash, beginning of year	193,594	137,059
Cash, cash equivalents, and restricted cash, end of year	$392,740	$193,594

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$307,986	$199,645	$1,054,314	$620,796
Add: Stock-based compensation expense	4,441	5,141	18,930	67,041
Add: Stock-based compensation included in amortization of capitalized internal-use software	701	124	2,156	273
Add: Amortization of acquired intangibles	2,907	924	7,488	3,673
Non-GAAP total gross profit	$316,035	$205,834	$1,082,888	$691,783
GAAP total gross margin	81.5%	77.4%	80.1%	70.0%
Non-GAAP total gross margin	83.7%	79.7%	82.3%	78.0%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$102,179	$79,958	$373,682	$531,615
Less: Stock-based compensation expense	29,049	21,489	102,730	297,051
Non-GAAP research and development operating expense	$73,130	$58,469	$270,952	$234,564

Sales and marketing operating expense on a GAAP basis	$223,890	$161,355	$769,019	$867,518
Less: Stock-based compensation expense	32,252	28,832	115,852	330,443
Non-GAAP sales and marketing operating expense	$191,638	$132,523	$653,167	$537,075

General and administrative operating expense on a GAAP basis	$64,296	$74,447	$257,029	$355,695
Less: Stock-based compensation expense	19,168	30,576	91,862	219,378
Non-GAAP general and administrative operating expense	$45,128	$43,871	$165,167	$136,317

Reconciliation of GAAP operating loss to non-GAAP operating income (loss):
Operating loss on a GAAP basis	$(82,379)	$(116,115)	$(345,416)	$(1,134,032)
Add: Stock-based compensation expense	84,910	86,038	329,374	913,913
Add: Stock-based compensation included in amortization of capitalized internal-use software	701	124	2,156	273
Add: Amortization of acquired intangibles	2,907	924	7,488	3,673
Non-GAAP operating income (loss)	$6,139	$(29,029)	$(6,398)	$(216,173)

Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(86,966)	$(114,889)	$(348,828)	$(1,154,820)
Add: Stock-based compensation expense	84,910	86,038	329,374	913,913
Add: Stock-based compensation included in amortization of capitalized internal-use software	701	124	2,156	273
Add: Amortization of acquired intangibles	2,907	924	7,488	3,673
Add: Amortization of debt issuance costs	1,094	—	2,749	—
Income tax expenses effect related to the above adjustments	7,416	(5,289)	5,402	(5,953)
Non-GAAP net income (loss)	$10,062	$(33,092)	$(1,659)	$(242,914)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Net income (loss) per share - basic and diluted:
GAAP net loss per share, basic and diluted	$(0.43)	$(0.61)	$(1.78)	$(7.48)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	200,820	188,048	196,468	154,294

Non-GAAP net income (loss) per share, basic	$0.05	$(0.18)	$(0.01)	$(1.57)
Weighted-average shares used to compute non-GAAP net income (loss) per share, basic	200,820	188,048	196,468	154,294

Non-GAAP net income (loss) per share, diluted	$0.04	$(0.18)	$(0.01)	$(1.57)

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	200,820	188,048	196,468	154,294
Add: Effect of potentially dilutive common stock equivalents	13,571	—	—	—
Add: Effect of convertible senior notes	9,218	—	—	—
Weighted-average shares used to compute non-GAAP net income (loss) per share, diluted(1)	223,609	188,048	196,468	154,294
(1) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share, diluted included (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, restricted stocks and employee stock purchase rights under our 2024 Employee Stock Purchase Plan, to the extent they are dilutive) and (b) the potential dilutive effect of shares issuable upon conversion of the convertible senior notes using the if-converted method. The capped call transactions entered into in connection with the convertible senior notes had no dilutive impact for any of the periods presented.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$93,045	$83,597	$282,908	$48,228
Less: Purchases of property and equipment	(18,544)	(5,589)	(29,631)	(16,885)
Less: Capitalized internal-use software	(4,433)	(2,812)	(15,437)	(9,714)
Free cash flow	$70,068	$75,196	$237,840	$21,629
Operating cash flow margin	25%	32%	21%	5%
Free cash flow margin	19%	29%	18%	2%
Net cash provided by (used in) investing activities	$(18,617)	$4,158	$(830,089)	$(383,442)
Net cash provided by financing activities	$489	$1,923	$736,501	$398,023
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to subscription cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended January 31,
	2026	2025
Subscription cost of revenue	$229,741	$215,036
Stock-based compensation expense	(16,374)	(49,514)
Stock-based compensation included in amortization of capitalized internal-use software	(2,156)	(273)
Amortization of acquired intangibles	(7,488)	(3,673)
Non-GAAP subscription cost of revenue	$203,723	$161,576

Operating expenses	$1,399,730	$1,754,828
Stock-based compensation expense	(310,444)	(846,872)
Non-GAAP operating expenses	$1,089,286	$907,956

Subscription ARR	$1,462,092	$1,092,584
Non-GAAP subscription cost of revenue	(203,723)	(161,576)
Non-GAAP operating expenses	(1,089,286)	(907,956)
Subscription ARR Contribution	$169,083	$23,052
Subscription ARR Contribution Margin	11.6%	2.1%